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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 11, 1998 (except with respect to the matters discussed in note 13 of the financial statements, as to which the date is December 15, 1998) included in XTRA Corporation's Form 10-K for the year ended September 30, 1998 and to all references to our Firm included in this registration statement.



                              /s/ Arthur Andersen LLP
                              -----------------------
                              ARTHUR ANDERSEN LLP



St. Louis, Missouri
December 6, 1999

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